[COOPERS & LYBRAND LETTERHEAD]

                                                                    EXHIBIT 23.3



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


RE:      Richfood Holdings, Inc.
         Registration on Form S-8


We are aware that our report dated July 12, 1995 on our review of interim financial information of Super Rite Corporation for the thirteen-week period ended June 3, 1995 and included in the Super Rite Corporation's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in Richfood Holdings, Inc.'s registration statement on Form S-4 filed with the Securities and Exchange Commission (File No. 33-62413) on September 7, 1995, which registration statement on Form S-4 is incorporated by reference in the registration statement on Form S-8. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.


                                                 /s/   COOPERS & LYBRAND L.L.P.




One South Market Square
Harrisburg, Pennsylvania
October 12, 1995